Exhibit 99.1

1 2017 Third Quarter Financial Results November 1, 2017 NYSE: CF 2017 Full Year and Fourth Quarter Financial Results February 14, 2018 NYSE: CF

Safe harbor statement All statements in this communication by CF Industries Holdings, Inc. (together with its subsidiaries, the “Company”), other than those relating to historical facts, are forward-looking statements. Forward-looking statements can generally be identified by their use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will” or “would” and similar terms and phrases, including references to assumptions. Forward-looking statements are not guarantees of future performance and are subject to a number of assumptions, risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These statements may include, but are not limited to, statements about strategic plans and statements about future financial and operating results. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, the cyclical nature of the Company’s business and the agricultural sector; the global commodity nature of the Company’s fertilizer products, the impact of global supply and demand on the Company’s selling prices, and the intense global competition from other fertilizer producers; conditions in the U.S. and European agricultural industry; the volatility of natural gas prices in North America and Europe; difficulties in securing the supply and delivery of raw materials, increases in their costs or delays or interruptions in their delivery; reliance on third party providers of transportation services and equipment; the significant risks and hazards involved in producing and handling the Company’s products against which the Company may not be fully insured; the Company’s ability to manage its indebtedness; operating and financial restrictions imposed on the Company by the agreements governing the Company’s senior secured indebtedness; risks associated with the Company’s incurrence of additional indebtedness; the Company's ability to maintain compliance with covenants under the agreements governing its indebtedness; downgrades of the Company’s credit ratings; risks associated with cyber security; weather conditions; risks associated with changes in tax laws and disagreements with taxing authorities; risks associated with expansions of the Company’s business, including unanticipated adverse consequences and the significant resources that could be required; potential liabilities and expenditures related to environmental, health and safety laws and regulations and permitting requirements; future regulatory restrictions and requirements related to greenhouse gas emissions; the seasonality of the fertilizer business; the impact of changing market conditions on the Company’s forward sales programs; risks involving derivatives and the effectiveness of the Company’s risk measurement and hedging activities; the Company’s reliance on a limited number of key facilities; risks associated with the operation or management of the strategic venture with CHS Inc. (the "CHS Strategic Venture"), risks and uncertainties relating to the market prices of the fertilizer products that are the subject of the supply agreement with CHS Inc. over the life of the supply agreement and the risk that any challenges related to the CHS Strategic Venture will harm the Company's other business relationships; risks associated with the Company’s Point Lisas Nitrogen Limited joint venture; acts of terrorism and regulations to combat terrorism; risks associated with international operations; and deterioration of global market and economic conditions. More detailed information about factors that may affect the Company’s performance and could cause actual results to differ materially from those in any forward-looking statements may be found in CF Industries Holdings, Inc.’s filings with the Securities and Exchange Commission, including CF Industries Holdings, Inc.’s most recent annual and quarterly reports on Form 10-K and Form 10-Q, which are available in the Investor Relations section of the Company’s website. Forward-looking statements are given only as of the date of this presentation and the Company disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Note regarding non-GAAP financial measures The company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). Management believes that EBITDA, adjusted EBITDA, adjusted net (loss) earnings, adjusted net (loss) earnings per diluted share, controllable cost of sales, controllable cost of sales per ton, and, on a segment basis, adjusted gross margin and adjusted gross margin per nutrient ton, which are non-GAAP financial measures, provide additional meaningful information regarding the company's performance and financial strength. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company's reported results prepared in accordance with GAAP. In addition, because not all companies use identical calculations, EBITDA, adjusted EBITDA, adjusted net (loss) earnings, adjusted net (loss) earnings per diluted share, controllable cost of sales, controllable cost of sales per ton, adjusted gross margin, and adjusted gross margin per nutrient ton included in this presentation may not be comparable to similarly titled measures of other companies. Reconciliations of EBITDA, adjusted EBITDA, adjusted net (loss) earnings, adjusted net (loss) earnings per diluted share, controllable cost of sales, controllable cost of sales per ton, adjusted gross margin, and adjusted gross margin per nutrient ton to the most directly comparable GAAP measures are provided in the tables accompanying this presentation. EBITDA is defined as net earnings (loss) attributable to common stockholders plus interest expense - net, income taxes, and depreciation and amortization. Other adjustments include the elimination of loan fee amortization that is included in both interest and amortization, and the portion of depreciation that is included in noncontrolling interests. The company has presented EBITDA because management uses the measure to track performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the industry. Adjusted EBITDA is defined as EBITDA adjusted with the selected items included in EBITDA as summarized in the tables accompanying this presentation. The company has presented adjusted EBITDA because management uses adjusted EBITDA, and believes it is useful to investors, as a supplemental financial measure in the comparison of year-over-year performance. Adjusted net (loss) earnings is defined as net earnings (loss) attributable to common stockholders adjusted with the impacts of the selected items included in net earnings (loss) as summarized in the tables accompanying this presentation. The company has presented adjusted net (loss) earnings and adjusted net (loss) earnings per diluted share because management uses these measures, and believes they are useful to investors, as supplemental financial measures in the comparison of year-over-year performance. Adjusted gross margin is defined as gross margin excluding depreciation and amortization and unrealized net mark-to-market (gain) loss on natural gas derivatives. The company has presented adjusted gross margin because management uses this measure, and believes it is useful to investors, as a supplemental financial measure in the comparison of year-over-year performance. Controllable cost of sales is defined as cost of sales adjusted for natural gas costs, realized and unrealized losses (gains) on natural gas derivatives, depreciation and amortization and start-up costs related to the company’s Donaldsonville and Port Neal plants. The company has presented controllable cost of sales and controllable cost of sales per ton because management uses these measures, and believes they are useful to investors, as supplemental financial measures in the comparison of year-over-year performance.

Table of contents Safe Harbor Statement/Note Regarding Non-GAAP Financial Measures 2-3 Overview of Financial Results 5-18 Emerging Global Tradeflows 19-29 Capital Allocation and Structure 30-32 Appendix 33-40 Cover Page: Donaldsonville urea complex

Port Neal truck load out Overview of Financial Results

Fourth quarter 2017 results See slide 34 for reconciliation of adjusted net (loss) earnings and adjusted net (loss) earnings per diluted share See slide 35 for reconciliation of EBITDA and adjusted EBITDA Controllable cost of sales is defined as cost of sales adjusted for natural gas costs, realized and unrealized losses (gains) on natural gas derivatives, depreciation and amortization and start-up costs related to the company’s Donaldsonville and Port Neal plants. The company has presented controllable cost of sales and controllable cost of sales per ton because management uses these measures, and believes they are useful to investors, as supplemental financial measures in the comparison of year-over-year performance. See slide 36 for a reconciliation of controllable cost of sales to cost of sales, the most directly comparable GAAP measure Q4 net earnings of $465 million, or $1.98 per diluted share, which includes a net income tax benefit of $491 million, or $2.09 per diluted share Q4 adjusted net loss of $3 million, or $0.02 per diluted share(1) Q4 EBITDA of $224 million and Q4 adjusted EBITDA of $260 million(2) Cash and cash equivalents of $835 million on the balance sheet as of December 31, 2017 In Q4, the company reduced long-term debt by $1.1 billion, lowering annualized interest payments by $76 million Financial Overview Safe and Efficient Operations 12-month rolling average recordable incident rate of 0.67 incidents per 200,000 work hours, which is the lowest rate in company history Gross ammonia production in Q4 was over 2.6 million tons, the second highest quarterly volume in company history CF controllable cost of sales decreased 8% per ton in Q4 2017 compared to 2016 and 14% per ton in the full year 2017 as a result of cost reduction initiatives and production efficiencies(3) Commercial Environment Sales volume of approximately 5.3 million tons, 5% higher than previous quarterly record Total sales volumes for the quarter were significantly higher compared to Q4 2016 as production increased at the Donaldsonville and Port Neal Nitrogen Complexes Average selling prices were higher year-over-year across all segments due to tighter global nitrogen supply and demand balance and commencement of delivery under a long-term ammonia supply agreement Average cost of natural gas reflected in Q4 cost of sales was $3.24 per MMBtu in 2017 compared to $3.24 per MMBtu in 2016

Financial results - fourth quarter and full year 2017 Depreciation and amortization was $235 million for the three months ended December 31, 2017, and $203 million for the three months ended December 31, 2016 See slide 34 for reconciliation of adjusted net (loss) earnings and adjusted net (loss) earnings per diluted share See slide 35 for reconciliation of EBITDA and adjusted EBITDA Includes the cost of natural gas that is included in cost of sales during the period under the first-in, first-out inventory cost method Includes realized gains and losses on natural gas derivatives settled during the period. Excludes unrealized mark-to-market gains and losses on natural gas derivatives $ in millions, except percentages, per MMBtu and EPS 2017 Q4 2016 Q3 2016 Q4 2015 Q3 Full Year 2017 2016 YTD Full Year 2016 2015 YTD Net sales $ 1,099 $ 867 $ 4,130 $ 3,685 Gross margin(1) 143 94 430 840 - As percentage of net sales 13.0% 10.8% 10.4% 22.8 % Net earnings (loss) attributable to common stockholders 465 (320) 358 (277) Adjusted net (loss) earnings (2) (3) (90) (59) 109 Net earnings (loss) per diluted share 1.98 (1.38) 1.53 (1.19) Adjusted net (loss) earnings per diluted share(2) (0.02) (0.39) (0.25) 0.47 EBITDA(3) 224 (135) 856 395 Adjusted EBITDA(3) 260 133 969 858 Diluted average shares outstanding 234.1 233.1 233.9 233.1 Natural gas (per MMBtu): Natural gas costs in cost of sales(4) $ 3.11 $ 3.18 $ 3.33 $ 2.61 Realized derivatives loss(5) 0.13 0.06 0.07 0.46 Cost of natural gas in cost of sales 3.24 3.24 3.40 3.07 Unrealized net mark-to-market (gain) loss on natural gas derivatives (3) (91) 61 (260)

Items affecting comparability of financial results by line item

$ in millions	Three months ended December 31,			
	2017 Pre-Tax	2017 After-Tax	2016 Pre-Tax	2016 After-Tax
Impact of U.S. Tax Cuts and Jobs Act[1]	$ (491)	$ (491)	$ -	$ -
Depreciation and amortization[2]	235	151	203	128
Unrealized net mark-to-market gain on natural gas derivatives[3]	(3)	(1)	(91)	(57)
(Gain) loss on foreign currency transactions including intercompany loans[4][5]	-	(1)	7	8
Strategic venture with CHS:				
Noncontrolling interest[6]	33	33	26	26
Loss on embedded derivative[4][7]	-	1	1	1
Loss on debt extinguishment	53	33	167	105
Debt and revolver amendment fees	-	-	14	8
Capacity expansion project expenses[4]	-	-	14	9
Start-up costs Port Neal expansion plant[3]	-	-	34	21
Impairment of equity method investment in PLNL	-	-	134	134
Gain on sale of equity method investment	(14)	(9)	-	-
Total Impact of Significant Items	**$ (187)**	**$ (284)**	**$ 509**	**$ 383**

(1) Included in income tax benefit in our consolidated statements of operations
(2) Included primarily in costs of sales and selling, general and administrative expenses in our consolidated statements of operations
(3) Included in cost of sales in our consolidated statements of operations
(4) Included in other operating – net in our consolidated statements of operations
(5) Primarily relates to the unrealized foreign currency exchange rate impact on intercompany debt that has not been permanently invested
(6) Included in net earnings attributable to noncontrolling interests in our consolidated statements of operations
(7) Represents the loss on the embedded derivative included within the terms of the company's strategic venture with CHS

CF

8

Items affecting comparability of financial results by line item

$ in millions	Year ended December 31, 2017 Pre-Tax	2017 After-Tax	2016 Pre-Tax	2016 After-Tax
Impact of U.S. Tax Cuts and Jobs Act[1]	$ (491)	$ (491)	$ -	$ -
Depreciation and amortization[2]	883	558	678	426
Unrealized net mark-to-market loss (gain) on natural gas derivatives[3]	61	39	(260)	(163)
Loss on foreign currency transactions including intercompany loans[4][5]	2	1	93	93
Equity method investment tax contingency accrual[6]	7	7	-	-
Strategic venture with CHS:				
Noncontrolling interest[7]	73	73	93	93
Loss on embedded derivative[4][8]	4	3	23	14
Loss on debt extinguishment	53	33	167	105
Debt and revolver amendment fees	-	-	18	11
Capacity expansion project expenses[4]	-	-	73	46
Start-up costs Donaldsonville/Port Neal expansion plants[3]	-	-	52	32
Transaction costs and termination agreement with OCI:				
Transaction costs[9]	-	-	179	96
Financing costs related to bridge loan commitment fee[10]	-	-	28	18
Impairment of equity method investment in PLNL	-	-	134	134
Gain on sale of equity method investment	(14)	(9)	-	-
Total Impact of Significant Items	**$ 578**	**$ 214**	**$ 1,278**	**$ 905**

(1) Included in income tax benefit in our consolidated statements of operations
(2) Included primarily in costs of sales and selling, general and administrative expenses in our consolidated statements of operations
(3) Included in cost of sales in our consolidated statements of operations
(4) Included in other operating – net in our consolidated statements of operations
(5) Primarily relates to the unrealized foreign currency exchange rate impact on intercompany debt that has not been permanently invested
(6) Represents an accrual on the books of Point Lisas Nitrogen Ltd.(PLNL), the company's Trinidad joint venture, for a disputed tax assessment. Amount reflects the company's 50 percent equity interest in PLNL. This is included in equity in earnings (losses) of operating affiliates in our consolidated statements of operations
(7) Included in net earnings attributable to noncontrolling interests in our consolidated statements of operations
(8) Represents the loss on the embedded derivative included within the terms of the company's strategic venture with CHS
(9) Transaction costs relate to costs of various consulting and legal services associated with the company's proposed combination with certain businesses of OCI and the company's strategic venture with CHS
(10) Included in interest expense in our consolidated statements of operations

CF
9

Segment adjusted gross margin Q4 Adjusted Gross Margin by Segment(1) $M See slide 11 for a reconciliation of adjusted gross margin to gross margin, the most directly comparable GAAP measure Represents depreciation and amortization included in cost of sales Unrealized gains are subtracted from gross margin in calculating adjusted gross margin, unrealized losses are added to gross margin in calculating adjusted gross margin Segment gross margin as reported Ammonia Urea UAN AN Other $M $M $M $M $74 $89 D&A(2) Unrealized gain on natural gas derivatives(3) Gross Margin(4) 2016 Q4 2017 Q4 2016 Q4 2017 Q4 2017 Q4 2016 Q4 2016 Q4 2017 Q4 2016 Q4 2017 Q4 Gross Margin 1 44 50 58 31 16 0 10 12 15 Adj. Gross Margin 8 97 64 116 74 89 18 30 18 31 Gross Margin per nutrient ton 2 44 123 125 48 26 - 52 138 134 Adj. Gross Margin per nutrient ton 13 98 158 251 114 147 99 155 207 277 -30 -20 -10 0 10 20 30 40 50 60 70 80 90 100 $ 8 $97 -30 -15 0 15 30 45 60 75 90 -25 0 25 50 75 100 125 $64 $116 -5 0 5 10 15 20 25 30 $18 $30 -6 0 6 12 18 24 30 36 $18 $31

Non-GAAP: reconciliation of gross margin to adjusted gross margin $ in millions (000s) $/ton Product Segment Gross Margin(1) 2016 Q3 Unrealized (Gain) Loss on Natural Gas Derivatives Depreciation and Amortization(2) 2016 Q3 Adjusted Gross Margin(3) 2015 Q3 Sales Volume by product ton Gross Margin per product ton Adjusted Gross Margin per product ton Ammonia 2016 Q4 $ 1 $ (30) $ 37 $ 8 762 $ 1 $ 10 2017 Q4 44 - 53 97 1,207 36 80 Urea 2016 Q4 50 (23) 37 64 883 57 72 2017 Q4 58 (1) 59 116 1,008 58 115 UAN 2016 Q4 31 (29) 72 74 2,047 15 36 2017 Q4 16 - 73 89 1,920 8 46 AN 2016 Q4 - (3) 21 18 541 - 33 2017 Q4 10 (1) 21 30 576 17 52 Other 2016 Q4 12 (6) 12 18 450 27 40 2017 Q4 15 (1) 17 31 573 26 54 Segment gross margin as reported Represents the depreciation and amortization included in cost of sales Adjusted gross margin is defined as gross margin excluding depreciation and amortization and unrealized net mark-to-market (gain) loss on natural gas derivatives. The company has presented adjusted gross margin because management uses this measure, and believes it is useful to investors, as a supplemental financial measure in the comparison of year-over-year performance

CF cost of sales comparison



CF Q4 Cost of Sales as Reported
Total Cost
($ millions)
1000
800
600
400
200
0
$773
$375
$398
$956
$542
$414
$16
4%
Q4 2016
Q4 2017
Natural gas, realized and unrealized derivatives, D&A (1)
Controllable cost of sales(2)(3)
Cost per Ton
($/ton)
200
160
120
80
40
0
$165
$80
$85
$181
$103
$78
($7)
(8%)
Q4 2016
Q4 2017

Q4 total cost of sales increased $183 million on an absolute basis driven primarily by increased gas usage from higher production and sales volumes and higher depreciation and amortization

Cost per ton increased 10% primarily due to increased gas consumption to support higher production and sales volumes in 2017 compared to 2016

Q4 controllable cost of sales increased $16 million on an absolute basis and decreased 8% on a per ton basis in 2017 compared to 2016

Controllable cost of sales decreased due to cost reduction initiatives and production efficiencies

(1) Represents the portion of cost of sales consisting of natural gas costs, realized and unrealized losses (gains) on natural gas derivatives, and depreciation and amortization

(2) See slide 36 for a reconciliation of controllable cost of sales to cost of sales, the most directly comparable GAAP measure. Controllable cost of sales is defined as cost of sales adjusted for natural gas costs, realized and unrealized losses (gains) on natural gas derivatives, depreciation and amortization and start-up costs related to the company's Port Neal ammonia and urea plants. The company has presented controllable cost of sales and controllable cost of sales per ton because management uses these measures, and believes they are useful to investors, as supplemental financial measures in the comparison of year-over-year performance

(3) Controllable cost of sales consist of non-gas cash costs including maintenance, labor, electricity, other raw materials, transportation and distribution, and other plant costs

12

CF cost of sales comparison



CF FY 2017 Cost of Sales as Reported
Total Cost
($ millions)
4000
3500
3000
2500
2000
1500
1000
500
0
$3,700
$2,845
$2,117
$1,283
$21
1%
$1,562
$1,583
FY 2016
FY 2017
Natural gas, realized and unrealized derivatives, D&A (1)
Controllable cost of sales(2)(3)
Cost per Ton
($/ton)
200
160
120
80
40
0
$168
$185
$76
$106
$92
($13)
(14%)
$79
FY 2016
FY 2017

FY 2017 total cost of sales increased $855 million on an absolute basis driven primarily by increased gas usage from higher production and sales volumes and higher depreciation and amortization

Cost per ton increased 11% primarily due to increased gas consumption to support higher production and sales volumes in 2017 compared to 2016

FY 2017 controllable cost of sales increased $21 million on an absolute basis and decreased 14% on a per ton basis in 2017 compared to 2016

Controllable cost of sales decreased due to cost reduction initiatives and production efficiencies

(1) Represents the portion of cost of sales consisting of natural gas costs, realized and unrealized losses (gains) on natural gas derivatives, and depreciation and amortization

(2) See slide 37 for a reconciliation of controllable cost of sales to cost of sales, the most directly comparable GAAP measure. Controllable cost of sales is defined as cost of sales adjusted for natural gas costs, realized and unrealized losses (gains) on natural gas derivatives, depreciation and amortization and start-up costs related to the company's Donaldsonville and Port Neal plants. The company has presented controllable cost of sales and controllable cost of sales per ton because management uses these measures, and believes they are useful to investors, as supplemental financial measures in the comparison of year-over-year performance

(3) Controllable cost of sales consist of non-gas cash costs including maintenance, labor, electricity, other raw materials, transportation and distribution, and other plant costs

CF

13

SG&A is among the lowest of peer group and is declining on a per-ton basis Total SG&A ($M) 170 174 192 Chemical peer Fertilizer peer Source: peer financial information as reported by Capital IQ for trailing twelve months ended 9/30/17 Peers: Agrium, Air Products and Chemicals, LyondellBasell, Mosaic, Potash, Westlake Chemical, Yara Peers SG&A Expense per Product Ton Peer SG&A as a Percent of Sales 22% decline The decline in per ton SG&A shows the scalability of the CF business model CF is competitively positioned relative to chemical and fertilizer peers (%) ($/ton) 12.4 10.3 9.6 - 2 4 6 8 10 12 14 2015 2016 2017 2.6 4.1 4.4 5.0 5.5 8.7 11.8 16.2 - 2 4 6 8 10 12 14 16 18 A B CF C D E F G

15 Source: CF Industries The table was created by using 2017 adjusted EBITDA of $969 million, 2017 sales volumes of approximately 20 million product tons and gas consumption of approximately 360 million MMBtus. Sales volume and gas consumption was adjusted for CF’s anticipated 2018 turnaround schedule and 100% ownership of TNCLP. Changes in product prices and gas costs were not applied to the CHS supply agreement and the contractual Orica and Mosaic volumes as CF Industries’ is naturally hedged against changes in product prices and gas costs under each agreement. While the table above presents CF’s realized North American natural gas cost, CF Fertilisers UK’s gas cost and volumes were included in the analysis. As with North America, CF Fertilisers UK’s gas cost was sensitized in $0.25/MMBtu increments. See slide 35 for 2017 EBITDA reconciliation. Assumes CF’s 2017 North American basis differential to Henry Hub of ($0.27)/MMBtu Assumes that a $25 per ton change in urea price is equivalent to a $17.39 per ton change in UAN price, $18.47 per ton change in AN price and a $44.57 per ton change in ammonia price. Price sensitivity is applied only to major products (ammonia, urea, UAN, and AN). CF is well positioned for expected pricing recovery $25/ton urea equivalent movement implies ~$350M change in EBITDA on an annual basis Table illustrates the resiliency of CF Industries’ business model across a broad range of industry conditions CF Realized North American Natural Gas Cost ($/MMBtu)(3) CF Realized Urea Equivalent Price ($/ton)(4) $ billions $2.50 $2.75 $3.00 $3.25 $3.50 $175 $0.4 $0.3 $0.3 $0.2 $0.2 $200 $0.7 $0.7 $0.6 $0.6 $0.5 $225 $1.1 $1.0 $1.0 $0.9 $0.9 $250 $1.5 $1.4 $1.4 $1.3 $1.2 $275 $1.8 $1.8 $1.7 $1.7 $1.6 $300 $2.2 $2.1 $2.1 $2.0 $2.0 $325 $2.6 $2.5 $2.4 $2.4 $2.3 $350 $2.9 $2.9 $2.8 $2.7 $2.7 $375 $3.3 $3.2 $3.2 $3.1 $3.0 EBITDA Sensitivity to Natural Gas and Urea Prices(1)(2)

FY 2017 cash position CF Cash & Cash Equivalents Receipt of federal tax refund in Q2 Cash position increased $63 million YTD excluding tax refund, pension contribution and debt repayment After covering: CAPEX of $473m Interest payments on debt of $303m Cash dividend of $280m NCI distributions of $131m ($ millions) (1) Consists of $1.1 billion of principal amount and $48 million of total premiums paid - 500 1,000 1,500 2,000 12/31/2016 12/31/2017 1,164 815 (59) 63 835 Voluntary contribution to employee pension program Debt repayment (1) (1,148) Net cash increase

2018 Planning Assumptions 2018 CF Planning Assumptions CF is planning a higher number of turnarounds in 2018, reducing 2018 production volumes compared to 2017, with a likely commensurate impact on sales volumes Capital expenditures for new activities in 2018 expected to be between $400 - $450 million Depreciation & amortization expected to be approximately $875 million Interest expense will drop to ~$230 million in 2018; or $76 million lower than 2017 on an annualized basis 10% of 2018 natural gas purchases hedged at $3.21 per MMBtu; ~20% naturally hedged through contracts 2018 CF Market Assumptions Corn and bean planted acres expected to be similar to 2017 – approximately 91 million acres of corn and 91 million acres of beans Due to higher coal costs, currency impact, higher ocean freight, and effects of environmental regulation enforcement, Chinese exports likely reduced in 2018 Reports suggest India may require 500,000 – 1,000,000 metric tons of urea to be imported by March 31 to meet its fertilizer needs for 2018

Key Impacts of Tax Cuts and Jobs Act of 2017 Income Statement Impact Net income tax benefit of $491 million, mainly comprised of: Revaluation of net deferred tax liability(1) $552 million One-time deemed repatriation tax ($57) million Balance Sheet Impact Deferred Tax Liability reduced by: Revaluation of net deferred tax liability(1) $552 million AMT credits moved to other assets ($36) million Cash Flow timing Repatriation tax paid over 8 years commencing in 2019, with one-third spread across first four years, two-thirds across the last four years AMT credits fully refundable by 2022 Over long term, cash tax rate expected in the low to mid 20’s range, which accounts for federal, state, and foreign taxes on worldwide income (1) The revaluation is a result of the reduction in the federal tax rate from 35% to 21%

Emerging Global Tradeflows Donaldsonville storage

Global Supply and Demand North American Outlook Global Pricing Dynamics Market overview CF expects higher nitrogen prices in 2018 than in 2017 The US dollar is expected to remain lower against currencies in key nitrogen producing regions through at least 1H 2018, pushing up cost of nitrogen exports in US dollar terms Energy prices for marginal producers in Eastern Europe and China increased ~25% and 29%, respectively, since mid-2017; Henry Hub prices have increased less than 3% Ocean freight from Arab Gulf to Gulf of Mexico is 15% higher per ton than prior year and nearly 30% higher per ton than the beginning of July 2017, further supporting the global price of nitrogen Imports will remain necessary to meet North American demand in 2018 with CF projecting ~91 million corn acres will be planted in the US For much of 2017, nitrogen prices in the region discouraged imports as urea barge prices at NOLA averaged ~$25 below international parity during Q4 Imports of urea and UAN from July through December declined 37% and 24% respectively, compared to the same period in 2016 Given steady demand and higher netbacks available in other regions, nitrogen prices in North America will likely have to rise to attract the imports necessary to meet expected demand CF expects a traditional mid-year price reset after completion of spring applications but does not expect prices to fall to the unsustainably low levels of summer 2017 China urea exports have declined ~65 percent in two years, from 13 million metric tons in 2015 to 4.7 million metric tons in 2017 Higher coal costs, currency impacts, and stepped up enforcement of environmental regulations likely to further reduce net Chinese urea exports in 2018 Published reports and CF analysis suggest India may require up to 500k-1 million metric tons of urea to be imported by March 31 to meet it’s 2018 fertilizer needs Brazil has emerged as the second largest importer of urea in the world, with imports of ~5.4 million metric tons in 2017, 15% higher than 2016 and 64% higher than 2012 Australia, Mexico and Turkey have significantly increased urea imports in recent years

Expected net new capacity additions below projected global demand growth post 2017 CF Projected Global Net Urea Capacity Additions(1) Thousand Product Metric Tons See slides 38-40 for details of the 2017-2021 projected additions and assumed closures 2% Growth - 5,000 10,000 15,000 20,000 2015 2016 2017 2018 2019 2020 2021

Nitrogen fertilizer imports into North America are beginning to decline as new production increases North America Offshore Urea Imports Million Tons North America Offshore UAN Imports Million Tons Five Year Range 2017 Fertilizer Year 2018 Fertilizer Year (1) 2018 dashed line shows estimated January import levels Note: Solid fill shows 2013-2017 fertilizer year import levels Source: TFI, USDOC, Genscape 2018 imports through December down 37% from 2017 2018 imports through December down 23% from 2017 4.2

China India Other Asia North America Europe Latin America Rest of World Total Nitrogen Consumption 2002-2017(1) Industrial 15-yr CAGR =3.3% Overall 15-yr CAGR=2.2% Agricultural 15-yr CAGR =2.0% (1) 2002-2016 actuals, 2017F. CAGRs calculated as 2015-2017 average demand over 2000-2002 average demand Sources: Fertecon, IFA, AAPFCO, Fertilizers Europe, ANDA, IMF, World Bank, OECD, FAO, CF Industries Consistent global nitrogen demand growth Expected global demand growth driven by: Global population expected to increase 1% per annum Global GDP expected to increase 2-2.5% per annum, increasing personal income BRIC countries expected to increase meat consumption, driving demand for feed grains India and Africa expected to increase vegetable and grain demand Industrial growth driven by increased adoption of emission control, synthetic nitrogen products, and recovering mining sector Million Nutrient Metric Tons

U.S. and Canada combined remain a significant importer of nitrogen products U.S. imports, including from Canada, average approximately 1.8 million tons more than the combined U.S. and Canada import total shown on the chart above Sources: USDOC, TFI, CF Total U.S. and Canada Import Volume(1) Million Nutrient Tons – Calendar Year 0 2 4 6 8 10 12 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018F

2018 Monthly Delivered U.S. Gulf Urea Cost Curve 2018 estimated cost curve 20 0 5 10 15 Appx. 2018 Price Range: $220-255 Source: Industry Publications, Fertecon, CRU, Integer, CF Does not include plants in temporary shutdown/mothball status Energy (N.G.) Other Cash Energy (Coal) Shipments: 17.1 MM ST Avg Appx. Monthly Range 2017 Cost Curve Range: $210-245 Y-axis: USD/short ton, X-axis: Monthly Production Capacity at 95% Operating Rate, million short tons 0 100 200 300 $400 North America MENA Latin America Other FSU Russia South Asia India China - Advanced Inland Low Ukraine Indonesia Southeast Asia Lithuania Western Europe China - Advanced Coastal China - Natural Gas Low Eastern Europe China - Advanced Inland High China - Anthracite Low China - Anthracite High China - Natural Gas High

Location 2018F 2017E* Henry Hub 3.03 3.07 TTF 6.01 5.47 WEU-Russia 5.46 5.37 Brent Crude 56 55 Thermal 73 68 Anthracite Powder 116 86 Anthracite 135 113 RMB/USD 6.82 6.85 USD/EUR 1.21 1.10 USD/GBP Source NYMEX ICE Oil Index NYMEX SX Coal / Woodmac Bloomberg Composite Bloomberg Composite Bloomberg Composite 1.33 1.27 Annual Average Energy Cost Gas Prices ($/Mmbtu) Exchange Rates China Coal ($/tonne) Oil ($/Bbl) 2018 cost curve assumptions Notes: Market prices updated as of 10/3/17; Coal prices as of September 7, 2017 * 2017E represents assumptions from November 2016 forecasted cost curve

Chinese participation in global urea supply is changing as domestic production and exports decline Source: CRU, MEP, CFMW, Industrial Publications, CF Analysis. * Includes idled capacity China Urea Reported Operating Rates CFMW Reported Data* Rolling 12 Month Urea Exports vs. Prices Million metric product tons, USD per metric ton (r-axis) Rolling 12 month Chinese exports Chinese anthracite coal prices $/tonne Chinese/U.S. Exchange rate RMB/USD - 50 100 150 200 250 300 350 400 450 - 2 4 6 8 10 12 14 16 18 2014 2015 2016 2017 FOB China 40% 50% 60% 70% 80% Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec 2015 2016 2017 - 50 100 150 200 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec 2015 2016 2017 6.00 6.25 6.50 6.75 7.00 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec 2015 2016 2017

CF serves a global market from strong North American base

CF Industries is the largest nitrogen producer in the world...

- Primarily a pure play nitrogen manufacturing company, focused on North America
- Largest production base and distribution network in North America with seven manufacturing facilities, 24 owned plus additional leased distribution facilities
- Largest production base in UK with 2 manufacturing facilities

World's Largest Ammonia Producer [1]
(Thousand metric tons, 2017)


CF 9,879
Yara 9,022
Nutrien 7,760
Group DF (Ukraine) 5,185
OCI 3,991
TogliattiAzot 3,500
Koch 2,749
EuroChem 2,744

...with outstanding domestic and export logistical capabilities.

- Product shipped via all modes:
  - Deepwater vessel
  - Barge (river and ocean)
  - Unit train
  - Pipeline
  - Truck
- Each facility has access to more than one shipping mode

- Export destinations
  - Chile
  - France
  - Argentina
  - Morocco
  - Belgium
  - Colombia
  - South Korea
  - Australia
  - Switzerland
  - Uruguay



Aerial view of Donaldsonville docks

Source: IFDC
(1) Excludes Chinese state owned enterprise JAMG and Indonesian consortium PT Pupuk

CF
28

Best North American distribution capabilities with a global reach



Medicine Hat
Ryceroft
Vanscoy
Ritzville
Brandon
Velva
Grand Forks
Glenwood
Pine Bend
Spencer
Port Neal
Garner
Blair
Fremont
Aurora
Albany
Peru
Seneca
Huntington
Kingston Mines
Frankfort
Palmyra
Terre Haute
Cowden
Mount Vernon
Courtright
Verdigris
Woodward
Yazoo City
Donaldsonville
Pipeline
Ship Ammonia by Magellan and NuStar pipelines to Corn Belt terminals
Barge
Ship products from Donaldsonville and Verdigris via inland waterways
Barge
UAN to Texas coast
Vessel
Exports to South America and Asia, transport to West Coast United States
Barge
UAN to East Coast United States
Vessel
Exports to Europe and Africa
Location Key(1)
CF nitrogen complex
CF ammonia terminal
CF ammonia and UAN terminal
CF urea warehouse
(1) Represents CF owned facilities



UK
Ability to export to mainland Europe
Billingham
Ince

North American Potential Output

Million Product Tons, 2017



20.0
18.0
16.0
14.0
12.0
10.0
8.0
6.0
4.0
2.0
0.0
Total: 17.4
AN: 0.9
NH3: 3.0
Urea: 4.8
UAN: 8.7
Total: 15.7
AN: 1.0
NH3: 3.7
Urea: 5.8
UAN: 5.2
Maximize UAN
Maximize Urea

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29

Capital Allocation and Structure Port Neal rail load out

CF’s capital allocation philosophy Commitment to investment grade metrics over long term Pursue growth within strategic fairway, where returns exceed risk-adjusted cost of capital and investments are cash flow accretive on a per share basis Consistently return excess cash to shareholders in a timely fashion: historic bias towards share repurchases Philosophy remains unchanged Near-term priority: complete deleveraging & liquidity optimization $835 million in cash on balance sheet as of December 31, 2017 $750 million undrawn revolver as of December 31, 2017(1) Capital expenditures for new activities in 2018 expected to be $400-$450 million As of September 30, 2017, the company had approximately $158 million in costs accrued for work completed in 2016 related to capacity expansion projects. At December 31, 2017 these costs are no longer the subject of disputes and the company’s capital expenditures for 2017 reflect any payments associated with these formerly disputed costs Debt capital structure CF reduced long-term debt by $1.1 billion by redeeming in full the entire outstanding $800 million principal amount of its 6.875 percent Senior Notes due May 2018 and purchasing $300 million of its 7.125 percent Senior Notes due May 2020 As a result of debt redemption, the annualized interest payments is reduced by $76 million to ~$230 million As of December 31, 2017, company was in compliance with all applicable covenant requirements under its debt instruments $695 million availability as of December 31, 2017 (net of $55 million of outstanding letters of credit)

Exercised right to purchase all publicly traded TNH units

- **Purchase price: Approximately $390 million ($84.033 per unit)**
- **Purchase date: April 2, 2018**
- **Simplifies CF corporate structure and reduces administrative costs**

($ millions)	2017	2016	2015
Earnings attributable to TNH publicly traded units[1]	19	26	34
Depreciation & Amortization (D&A) attributable to TNH publicly traded units[2]	16	16	16
Anticipated benefit of cost savings and network optimization	10	10	10
Estimated additional EBITDA to CF from full ownership of TNH[3]	45	52	50
Cash distributions paid to TNH publicly traded unit holders[4]	24	40	45
Anticipated benefit of cost savings and network optimization	10	10	10
Estimated cash distribution and anticipated cash benefits	34	50	55

[1] CF owns ~75.3% of TNH through general and limited partnership interests while outside investors own the remaining ~24.7%. The earnings attributable to the publicly traded units of TNH are recorded as net earnings attributable to noncontrolling interests in our consolidated statements of operations

[2] Portion of D&A attributed to the publicly traded units of TNH

[3] The earnings attributable to the publicly traded units of TNH have no interest or tax impacts

[4] TNCLP makes cash distributions to the general and limited partners based on formulas defined within the TNH First Amended and Restated Agreement of Limited Partnership

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Appendix Verdigris control room

Non-GAAP: reconciliation of Net Earnings (Loss) and EPS to Adjusted Net (Loss) Earnings and Adjusted EPS

In millions	Three months ended December 31,				Year ended December 31,			
	2017		2016		2017		2016	
	Amount	EPS Impact	Amount	EPS Impact	Amount	EPS Impact	Amount	EPS Impact
Net earnings (loss)/EPS attributable to common stockholders	$ 465	$ 1.98	$ (320)	$ (1.38)	$ 358	$ 1.53	$ (277)	$ (1.19)
Impact of U.S. Tax Cuts and Jobs Act	(491)	(2.09)	-	-	(491)	(2.10)	-	-
Unrealized net mark-to-market (gain) loss on natural gas derivatives	(3)	(0.01)	(91)	(0.39)	61	0.26	(260)	(1.12)
Loss on foreign currency transactions, including intercompany loans[(1)]	-	-	7	0.03	2	0.01	93	0.40
Equity method investment tax contingency accrual[(2)]	-	-	-	-	7	0.03	-	-
Loss on embedded derivative[(3)]	-	-	1	-	4	0.02	23	0.10
Loss on debt extinguishment	53	0.23	167	0.72	53	0.23	167	0.72
Financing costs related to Private Senior Notes and Senior Secured Notes[(4)]	-	-	10	0.04	-	-	10	0.04
Revolver amendment fees[(4)]	-	-	4	0.02	-	-	6	0.03
Private Senior Notes amendment arrangement fees	-	-	-	-	-	-	2	0.01
Capacity expansion project expenses	-	-	14	0.06	-	-	73	0.31
Start-up costs Donaldsonville ammonia	-	-	-	-	-	-	18	0.08
Start-up costs Port Neal ammonia and urea	-	-	34	0.14	-	-	34	0.14
Loss on foreign currency derivatives	-	-	2	0.01	-	-	-	-
Transaction costs[(5)]	-	-	-	-	-	-	179	0.77
Financing costs related to bridge loan commitment fee[(4)]	-	-	-	-	-	-	28	0.12
Impairment of equity method investment in PLNL	-	-	134	0.57	-	-	134	0.57
Gain on sale of equity method investment	(14)	(0.06)	-	-	(14)	(0.06)	-	-
Income tax adjustments[(6)]	(13)	(0.07)	(52)	(0.21)	(39)	(0.17)	(121)	(0.51)
Total adjustments	(468)	(2.00)	230	0.99	(417)	(1.78)	386	1.66
Adjusted net (loss) earnings adjusted EPS attributable to common stockholders	$ (3)	$ (0.02)	$ (90)	$ (0.39)	$ (59)	$ (0.25)	$ 109	$ 0.47

(1) Loss on foreign currency transactions including intercompany loans primarily relates to the unrealized foreign currency exchange rate impact on intercompany debt that has not been permanently invested

(2) Represents an accrual on the books of Point Lisas Nitrogen Ltd. (PLNL), the company's Trinidad joint venture, for a disputed tax assessment. Amount reflects the company's 50 percent equity interest in PLNL. This is included in equity in earnings (losses) of operating affiliates in our consolidated statements of operations

(3) Represents the change loss on the embedded derivative included within the terms of the company's strategic venture with CHS

(4) Not included in the calculation of EBITDA

(5) Transaction costs relate to costs of various consulting and legal services associated with the company's proposed combination with certain businesses of OCI and the company's strategic venture with CHS

(6) Represents the adjustment to the GAAP basis tax provision reflecting the tax impact of the other non-GAAP adjustments

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Non-GAAP: reconciliation of Net Earnings (Loss) to EBITDA and Adjusted EBITDA

In millions	2017 Q4	2016 Q4	Full year 2017	Full year 2016
Net earnings (loss) attributable to common stockholders	$ 465	$ (320)	$ 358	$ (277)
Interest expense – net	70	69	303	195
Income tax benefit	(520)	(47)	(575)	(68)
Depreciation and amortization	235	203	883	678
Less: other adjustments	(26)	(40)	(113)	(133)
EBITDA	**$ 224**	**$ (135)**	**$ 856**	**$ 395**
Unrealized net mark-to-market (gain) loss on natural gas derivatives	$ (3)	$ (91)	$ 61	$ (260)
Loss on foreign currency transactions including intercompany loans[(1)]	-	7	2	93
Equity method investment tax contingency accrual[(2)]	-	-	7	-
Loss on embedded derivative[(3)]	-	1	4	23
Loss on debt extinguishment	53	167	53	167
Private Senior Notes amendment arrangement fees	-	-	-	2
Capacity expansion project expenses	-	14	-	73
Start-up costs Donaldsonville ammonia	-	-	-	18
Start-up costs Port Neal ammonia and urea	-	34	-	34
Loss on foreign currency derivatives	-	2	-	-
Transaction costs[(4)]	-	-	-	179
Impairment of equity method investment in PLNL	-	134	-	134
Gain on sale of equity method investment	(14)	-	(14)	-
Total Adjustments	$ 36	$ 268	$ 113	$ 463
Adjusted EBITDA	**$ 260**	**$ 133**	**$ 969**	**$ 858**

(1) Loss on foreign currency transactions including intercompany loans primarily relates to the unrealized foreign currency exchange rate impact on intercompany debt that has not been permanently invested

(2) Represents an accrual on the books of Point Lisas Nitrogen Ltd (PLNL), the company's Trinidad joint venture, for a disputed tax assessment. Amount reflects the company's 50 percent equity interest in PLNL. This is included in equity in earnings (losses) of operating affiliates in our consolidated statements of operations.

(3) Represents the loss on the embedded derivative included within the terms of the company's strategic venture with CHS.

(4) Transaction costs related to costs of various consulting and legal services associated with the company's proposed combination of certain businesses of OCI and the company's strategic venture with CHS

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35

Non-GAAP: reconciliation of cost of sales to controllable cost of sales(1) $ Per Product Sales Tons 2017 Q4 2016 Q3 2016 Q4 2015 Q3 Cost of Sales $ 181 $ 165 Natural gas costs 59 53 Realized net losses on natural gas derivatives 3 1 Unrealized net mark-to-market gain on natural gas derivatives (1) (19) Depreciation and amortization 42 38 Start-up costs Port Neal ammonia and urea - 7 Total Adjustments $ 103 $ 80 Controllable cost of sales $ 78 $ 85 Tons of product sold (000s) 5,284 4,683 Controllable cost of sales is defined as cost of sales adjusted for natural gas costs, realized and unrealized losses (gains) on natural gas derivatives, depreciation and amortization and start-up costs related to the company's Port Neal ammonia and urea plants. The company has presented controllable cost of sales and controllable cost of sales per ton because management uses these measures, and believes they are useful to investors, as supplemental financial measures in the comparison of year-over-year performance $ Millions 2017 Q4 2016 Q3 2016 Q4 2015 Q3 Cost of Sales as reported $ 956 $ 773 Natural gas costs 309 246 Realized net losses on natural gas derivatives 13 5 Unrealized net mark-to-market gain on natural gas derivatives (3) (91) Depreciation and amortization 223 181 Start-up costs Port Neal ammonia and urea - 34 Total Adjustments $ 542 $ 375 Controllable cost of sales $ 414 $ 398 Tons of product sold (000s) 5,284 4,683

Non-GAAP: reconciliation of cost of sales to controllable cost of sales[(1)]

$ Millions		**Full year 2017**		**Full Year 2016**
Cost of Sales as reported	$	3,700	$	2,845
Natural gas costs		1,194		761
Realized net losses on natural gas derivatives		26		133
Unrealized net mark-to-market loss (gain) on natural gas derivatives		61		(260)
Depreciation and amortization		836		597
Start-up costs Donaldsonville ammonia		-		18
Start-up costs Port Neal ammonia and urea		-		34
Total Adjustments	**$**	**2,117**	**$**	**1,283**
Controllable cost of sales	**$**	**1,583**	**$**	**1,562**
Tons of product sold (000s)		19,952		16,957

$ Per Product Sales Tons		**Full year 2017**		**Full year 2016**
Cost of Sales	$	185	$	168
Natural gas costs		60		45
Realized net losses on natural gas derivatives		1		8
Unrealized net mark-to-market loss (gain) on natural gas derivatives		3		(15)
Depreciation and amortization		42		35
Start-up costs Donaldsonville ammonia		-		1
Start-up costs Port Neal ammonia and urea		-		2
Total Adjustments	**$**	**106**	**$**	**76**
Controllable cost of sales	**$**	**79**	**$**	**92**
Tons of product sold (000s)		19,952		16,957

(1) *Controllable cost of sales is defined as cost of sales adjusted for natural gas costs, realized and unrealized losses (gains) on natural gas derivatives, depreciation and amortization and start-up costs related to the company's Donaldsonville and Port Neal plants. The company has presented controllable cost of sales and controllable cost of sales per ton because management uses these measures, and believes they are useful to investors, as supplemental financial measures in the comparison of year-over-year performance*

CF

37

Expected net new capacity additions slightly below projected global demand growth post 2017 CF Projected Global Gross Urea Capacity Additions(1) Thousand Product Metric Tons See slide 39 for details of the 2017-2021 projected additions See slide 40 for details of the 2017-2021 assumed closures The Enid capacity addition includes approximately 200k metric tons of ammonia; the Borger and Beulah capacity additions are upgraded products only, representing no new nitrogen production Capacity additions and closures on a nameplate basis Sources: Fertecon, CRU, CFMW, Baiinfo, Fert.cn, Industry Publications, CF analysis 3% Growth: 5.3M 2% Growth: 3.5M Wever Enid(3) Borger(3) (5,100) (8,800) (3,040) (3,680) (500) - 16,600 4,200 2,560 720 4,200 1,900 Closures(2): Net Additions: Sub-Saharan Africa - 2,700 12,080 Grand Total Beulah(3) (7,220) 19,300 2017-2021 Total 54,000 32,880 (21,120) Latin America 0 5,000 10,000 15,000 20,000 25,000 2015 Other Asia D'Ville MENA 21,700 2016 Port Neal Iran 13,000 2017 5,600 2018 2019 FSU 4,700 2020 1,900 2021 China 4,400 2,700

Projected new global urea plants (2017-2021)

Country	Company	City/Province	Feedstock	Capacity – K Metric Product Tons[1]	Year of Addition
Bolivia	Ebihara	Carrasco	Natural Gas	700	2017
China	Shandong Ruixing	Shandong	Thermal	800	2017
China	Luxi Chem	Shandong	Anthracite powder	500	2017
Iran	Pardis Petrochemical Co	Bandar Assaluyeh	Natural Gas	1,000	2017
Russia	PhosAgro-Cherepovets	Cherepovets	Natural Gas	500	2017
United States	Agrium	Borger, TX	Natural Gas	580	2017
United States	Koch Nitrogen Co.	Enid, OK	Natural Gas	810	2017
United States	Iowa Fertilizer Co.	Wever, IA	Natural Gas	710	2017
				5,600	**Subtotal**
Azerbaijan	Azerkimya (SOCAR)	Sumgayit	Natural Gas	660	2018
China	Tonghua Chemical Co	Jilin	Anthracite powder	300	2018
China	Yangmei	Hebei	Thermal	900	2018
China	Haohua-Junhua Group	Henan	Thermal	520	2018
China	Hualu-Hengsheng	Shandong	Thermal	1,000	2018
Indonesia	PT Petrokimia Gresik II	Gresik	Natural Gas	660	2018
United States	Dakota Gasification	Beulah, ND	Natural Gas	360	2018
				4,400	**Subtotal**
Iran	Lordegan Petrochemical	Lordegan	Natural Gas	1,200	2019
China	Yili Resource	Inner Mongolia	Anthracite powder	1,040	2019
China	JAMG	Jiangsu	Thermal	520	2019
Russia	Acron	Veliky Novgorod	Natural Gas	210	2019
Turkmenistan	Turkmenhimiya	Garabogaz	Natural Gas	1,160	2019
Uzbekistan	JSC Navoiazot	Navoi	Natural Gas	580	2019
				4,700	**Subtotal**
India	Chambal Fertilizers	Kota	Natural Gas	1,340	2020
Egypt	Egyptian Chemical Industries (KIMA)	Aswan	Natural Gas	520	2020
				1,900	**Subtotal**
China	Henan Xin Lian Xin (XLX)	Jiangxi	Anthracite powder	600	2021
Kazakhstan	Kazazot	Kazazot	Natural Gas	830	2021
Nigeria	Dangote Group	Edo State	Natural Gas	1,270	2021
				2,700	**Subtotal**
				19,300	**Grand Total**

(1) Subtotals rounded to nearest 100k

Sources: Fertecon, CRU, CFMW, Bainfo, Fert.cn, Industry Publications, CF analysis

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39

Urea plants in permanent and temporary shutdown

Plants included in closure forecast: *7,220* K Tons 2017-2021

Chinese plants in observed temporary shutdown: *3,210* K Tons currently

Country	Company	Feedstock	Source	Initial Report of Shutdown (1)	Capacity – K Metric Product Tons	Year of Assumed Closure (2)
China	Cangzhou Dahua Group	Natural Gas	Fert.cn	Apr, 2016	150	2017
China	Chishui Chitianhua	Natural Gas	Fert.cn	Dec, 2016	720	2017
China	Wulashan Chemical Fertilizer Co (2)	Anthracite Lump	Fert.cn	Feb, 2017	150	2017
China	Liaoning North Coal & Chemical Industry Co	Coke-oven Gas	Fert.cn	June, 2017	600	2017
China	Liaohe Huajin Chemical Group Corp (Jinxi)	Natural Gas	CRU	June, 2017	580	2017
China	Fujian Sanming Chemical	Anthracite Lump	CRU	June, 2017	400	2017
China	Jiangsu Jiangyan Fertilizer	Anthracite Lump	Fert.cn	Sep, 2016	300	2017
China	Shunchang Fubao Co	Anthracite Lump	Integer	Nov, 2017	140	2017
					3,040	**2017 total**
China	Asid Chemicals Ltd	Anthracite Lump	Fert.cn	Jan, 2016	300	2018
China	Haolianghe Fertilizer Co	Thermal	Fert.cn	July, 2016	80	2018
China	Haolianghe Fertilizer Co	Thermal	Fert.cn	July, 2016	100	2018
China	Haolianghe Fertilizer Co	Anthracite Powder	Fert.cn	July, 2016	110	2018
China	Zhangqiu Riyue Chemical Industry Co	Anthracite Lump	Fert.cn	July, 2016	160	2018
China	LTH (LuTianHua)	Natural Gas	Fert.cn	Jan, 2016	650	2018
China	Jinxin Chemical Co Ltd	Thermal	Fert.cn	July, 2016	800	2018
China	Hebei Gaocheng Fertilizer Plant	Anthracite Lump	Baiinfo	Sep, 2016	150	2018
China	Liuguo Chemical Stock Co Ltd	Anthracite Lump	Fert.cn	Unreported	230	2018
China	Handan Jinan Chemical Co	Anthracite Lump	Fert.cn	Unreported	100	2018
Kuwait	PIC	Natural Gas	ICIS	Jan, 2016 (3)	1,000	2018
					3,680	**2018 total**
China	China Guodian Corp	Thermal	Fert.cn	Nov, 2016	500	2019
					500	**2019 total**
					7,220	**2017-2019 Subtotal**
China	Hebei Cangzhou Dahua	Natural Gas	Baiinfo	Aug, 2016	450	N/A
China	Jilin Tonghua	Anthracite Lump	Baiinfo	Aug, 2016	120	N/A
China	Ningxia Petrochemical	Natural Gas	Baiinfo	Aug, 2016	700	N/A
China	Shandong Mingshui Danhua Group	Anthracite Lump	Baiinfo	Aug, 2016	600	N/A
China	Shijiazhuang Zhengyuan Fertilizer	Thermal	Baiinfo	Aug, 2016	400	N/A
China	Hubei Yihua Chemical	Anthracite Lump	Baiinfo	Sep, 2016	400	N/A
China	Liaoning Benxi	Anthracite Lump	Baiinfo	Oct, 2016	130	N/A
China	Zhejiang Juhua	Anthracite Lump	Baiinfo	Oct, 2016	150	N/A
China	Hubei Yihua Xishui	Anthracite Lump	Baiinfo	Nov, 2016	110	N/A
*China	Zhejiang Jinju Chemical	Anthracite Lump	Fert.cn	Feb, 2017	150	N/A
					3,210	**Subtotal**
					10,430	**Grand Total**
					9,430	**Chinese Total**

(1) *For those plants in observed temporary status, initial report date of Aug 2016 or prior*

(2) *2017 permanent shutdown*

(3) *Announced intention to close plant*

**Represents new additions compared to the previously published slide*

Sources: Fertecon, CFMW, Baiinfo, Fert.cn, Industry Publications, CF analysis

CF

40